Exhibit 32.1

UNIVERSAL ENERGY CORP.
CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Dyron M. Watford, in his capacities as Chief Financial Officer and Chairman of Universal Energy Corp. does each hereby certify that the Amendment No. 1 to Form 10-KSB/A of Universal Energy Corp. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Amendment No. 1 to Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of Universal Energy Corp.

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

Executed this 30th day of March, 2009.

/s/    Dyron M. Watford
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Dyron M. Watford
Chief Financial Officer and Chairman